UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Croghan Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY
Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
June 29, 2011
Dear Shareholders:
          A Special Meeting of Shareholders (the “Special Meeting”) of Croghan Bancshares, Inc. (the “Corporation”), will be held on Tuesday, August 9, 2011, at 11:00 a.m., Eastern Daylight Savings Time, at the Elks Lodge, 436 Croghan Street, Fremont, Ohio 43420.
          The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Special Meeting. At the Special Meeting, shareholders will be asked:
•	To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation (the “Articles”), to authorize the Corporation to issue up to 50,000 preferred shares;

•	To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles; and

•	To consider and act upon any other matter which may properly come before the Special Meeting or any adjournment thereof.
          If adopted, the proposed amendment to Article FOURTH of the Corporation’s Articles may allow the Corporation to participate in the Small Business Lending Fund adopted by the United States Department of the Treasury under the Small Business Jobs Act of 2010.
          Your vote is important. An abstention or a broker non-vote will be treated as a vote “AGAINST” the proposed amendment to the Corporation’s Articles. For this amendment to be adopted, we need two-thirds of the common shares outstanding to vote “FOR” the proposed amendment. Whether or not you plan to attend the Special Meeting in person, we strongly encourage you vote your common shares as soon as possible.
          If you attend the Special Meeting, you may revoke your proxy and vote in person, even if you have previously voted.

Sincerely,

Rick M. Robertson
President and Chief Executive Officer

Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Dear Shareholders:
          Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of Croghan Bancshares, Inc. (the “Corporation”), will be held at the Elks Lodge, 436 Croghan Street, Fremont, Ohio 43420, on Tuesday, August 9, 2011, at 11:00 a.m., Eastern Daylight Savings Time, for the following purposes:
1.	To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation (the “Articles”), to authorize the Corporation to issue up to 50,000 preferred shares;

2.	To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles; and

3.	To consider and act upon any other matter which may properly come before the Special Meeting or any adjournment thereof.
          The accompanying Proxy Statement describes each of these items in detail. The Corporation has not received notice of any other matters that may be properly presented at the Special Meeting.
          Shareholders of record at the close of business on June 20, 2011, will be entitled to receive notice of, and to vote at, the Special Meeting and any adjournment(s) thereof.
          Your Board of Directors recommends that you vote “FOR” the adoption of the proposed amendment to Article FOURTH of the Corporation’s Articles to authorize the Corporation to issue up to 50,000 preferred shares. Your Board of Directors also recommends that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles.
          You are cordially invited to attend the Special Meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. If you attend the Special Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

June 29, 2011	By Order of the Board of Directors,

Rick M. Robertson
President and Chief Executive Officer

Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 9, 2011
INTRODUCTION
          We are sending this Proxy Statement and the accompanying proxy card to you as a shareholder of Croghan Bancshares, Inc., an Ohio corporation (the “Corporation”), in connection with the solicitation of proxies for the Special Meeting of Shareholders (the “Special Meeting”) to be held on Tuesday, August 9, 2011, at 11:00 a.m., Eastern Daylight Savings Time, at the Elks Lodge, 436 Croghan Street, Fremont, Ohio 43420. The Corporation’s Board of Directors (the “Board”) is soliciting proxies for use at the Special Meeting, or any adjournment(s) thereof. Only shareholders of record as of the close of business on June 20, 2011, the record date for determination of the shareholders entitled to vote at the Special Meeting, will be entitled to vote at the Special Meeting. The proxy solicitation materials for the Special Meeting will be distributed to shareholders of record on or about June 29, 2011.
          IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 9, 2011: The Notice of the Special Meeting of Shareholders, this Proxy Statement, and a sample of the form of Proxy Card are available at www.proxyvote.com.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Corporation holding a Special Meeting of Shareholders?
          Recently, certain capital-raising opportunities have been presented by the United States Department of the Treasury (“Treasury”) that provide the Corporation with options to raise additional capital in a low-cost manner. While the Corporation’s capital position is sound and above the minimum required to be considered well-capitalized under applicable regulatory guidelines, the Board and management believe that it is advisable to take advantage of these opportunities to ensure that the Corporation remains well-positioned to support its existing operations and take advantage of potential growth opportunities in the future.
          In order to take advantage of such opportunities, it is necessary for the Corporation to authorize preferred shares. The authorization of preferred shares would permit the Board to issue such preferred shares without shareholder approval or delay and, thereby, provide the Corporation with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The preferred shares would enable the Corporation to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares. The Board believes that this will also help to reduce costs because the Board will not have to seek additional shareholder approval to issue preferred shares unless it is required to obtain shareholder approval for the transaction under applicable law or the rules of any securities exchange on which the Corporation’s common shares are then listed (the Corporation’s common shares are not currently listed on any securities exchange).

When is the Special Meeting?
          Tuesday, August 9, 2011, at 11:00 a.m., Eastern Daylight Savings Time.
Where will the Special Meeting be held?
          At the Elks Lodge, 436 Croghan Street, Fremont, Ohio 43420.
What matters will be voted upon at the Special Meeting?
          At the Special Meeting, shareholders will consider and vote upon the following:
1.	A proposal to adopt an amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation (the “Articles”), to authorize the Corporation to issue up to 50,000 preferred shares;

2.	A proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles; and

3.	Any other matter which may properly come before the Special Meeting or any adjournment thereof. At this time, the Corporation’s Board is not aware of any other business to come before the Special Meeting.
Why is the amendment to Article FOURTH of the Corporation’s Articles necessary?
          The primary objective of the proposed amendment to Article FOURTH of the Articles is to enable the Corporation to participate in the Small Business Lending Fund (the “SBLF”) adopted by Treasury under the Small Business Jobs Act of 2010. On May 16, 2011, the Corporation submitted to Treasury an application to participate in the SBLF. The Corporation proposed in its application to sell up to $12,500,000 of senior preferred shares to Treasury, which amount represents 3.86% of the Corporation’s total consolidated risk-weighted assets of $323,932,000 as of March 31, 2011. The Corporation’s application was pending as of the date of this Proxy Statement.
          The Board believes it is advisable to take advantage of the SBLF to raise additional capital to ensure that the Corporation and its bank subsidiary, The Croghan Colonial Bank, remain well-positioned to support existing operations as well as anticipated future growth. Because the Corporation is not currently authorized under its Articles to issue the requisite senior preferred shares to Treasury, it is necessary for the Corporation to amend its Articles to authorize the issuance of preferred shares before it may participate in the SBLF. However, even if the proposed amendment to the Articles is adopted, there can be no assurance that Treasury will approve the Corporation’s application to participate in the SBLF, or that the Corporation will ultimately proceed with such participation if approved by Treasury. Treasury’s approval of the Corporation’s application will not legally bind the Corporation to actually participate in the SBLF. As of the date of this Proxy Statement, however, it is the Corporation’s intention to participate in the SBLF if and when approved by Treasury.
          The Board also believes that authorizing the issuance of the preferred shares is advisable and in the best interests of the Corporation and the shareholders for several additional reasons. The authorization of the preferred shares would permit the Board to issue preferred shares without shareholder approval or delay and, thereby, provide the Corporation with maximum flexibility in structuring future acquisitions, capital-raising transactions, joint ventures, strategic alliances, and for other corporate purposes. The preferred shares would enable the Corporation to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares. The Board believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue preferred shares unless it is required to obtain shareholder approval for the transaction under applicable law or the rules of any securities exchange on which the Corporation’s common shares are then listed.
Who can vote?

          You are entitled to vote your common shares if the Corporation’s shareholder records show that you held your common shares as of the close of business on June 20, 2011, the record date for the Special Meeting (the “Record Date”).
          Each shareholder is entitled to one vote for each common share held on the Record Date. At the close of business on June 20, 2011, there were 1,673,380 common shares of the Corporation outstanding and entitled to vote. The common shares are the only class of stock of the Corporation presently outstanding.
How do I vote?
          This Proxy Statement is accompanied by a Proxy Card for use in connection with the Special Meeting and any adjournment(s) thereof. You may ensure your representation at the Special Meeting by completing, signing, dating, and promptly returning the Proxy Card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders may transmit their voting instructions via the Internet by following the instructions included on the Proxy Card. The deadline for transmitting voting instructions via the Internet as a shareholder of record is 11:59 p.m., Eastern Daylight Savings Time, on August 8, 2011. Please note that the last-dated proxy that you submit by any means will supersede any previously submitted proxy.
          If you plan to attend the Special Meeting and vote in person, we will provide you with a ballot at the Special Meeting. If your common shares are held in “street name” by a broker, bank, or other holder of record, you must bring an account statement or letter from that broker, bank, or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on the Record Date.
What if my common shares are held in “street name”?
          Shareholders who hold common shares of the Corporation in “street name” with a broker, bank, or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in order to instruct the holder of record how to vote the “street name” common shares and how to revoke previously given instructions. If you hold your common shares in “street name”, you may be permitted to appoint your proxy via the Internet or by telephone and may incur costs associated with the Internet access or telephone usage.
How will my common shares be voted?
          Common shares represented by properly executed Proxy Cards or properly authenticated voting instructions transmitted via the Internet, which are timely received prior to the Special Meeting and not subsequently revoked, will be voted as specified by the shareholder. If you submit a valid Proxy Card prior to the Special Meeting or timely transmit voting instructions via the Internet, but do not indicate how you want your common shares to be voted, the proxies will vote your common shares as recommended by the Board, except in the case of broker non-votes where applicable, as follows:
•	“FOR” the adoption of the amendment to Article FOURTH of the Corporation’s Articles to authorize the Corporation to issue up to 50,000 preferred shares; and

•	“FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles.
          No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting. If any other matters are properly presented for voting at the Special Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

Can the proxy materials be accessed electronically?
          We are sending the proxy materials for the Special Meeting to shareholders on or about June 29, 2011, by first-class U.S. mail. The Corporation’s Proxy Statement for the Special Meeting and a sample of the form of proxy card sent to shareholders by the Corporation are available at: www.proxyvote.com.
How do I change or revoke my proxy?
          Without affecting any vote previously taken, any shareholder who has submitted a proxy (including voting instructions transmitted via the Internet) may revoke his or her proxy at any time before it is voted by (1) filing with the Secretary of the Corporation, at the address of the Corporation set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy card which is received by the Corporation prior to the Special Meeting, or submitting a later-dated vote via the Internet prior to the deadline for doing so; or (3) attending the Special Meeting and giving notice of such revocation in person. If your common shares are held in “street name” and you instructed your broker, bank, or other holder of record to vote your common shares, you must follow the instructions provided by your broker, bank, or other holder of record to revoke or change your vote. Attendance at the Special Meeting will not, in and of itself, revoke a proxy.
If I vote in advance, can I still attend the Special Meeting?
          Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Special Meeting. However, appointing a proxy does not affect your right to attend the Special Meeting and vote your common shares in person.
What constitutes a quorum and how many votes are required for adoption of the proposals?
          A quorum must exist to conduct business at the Special Meeting. Under the Amended and Restated Code of Regulations of the Corporation (the “Regulations”), a quorum is a majority of the voting shares of the Corporation then outstanding and entitled to vote at the Special Meeting. The common shares are the only shares of capital stock of the Corporation outstanding and entitled to vote. Common shares may be present in person or represented by proxy at the Special Meeting. Both abstentions and broker non-votes will be counted as being present for purposes of determining the presence of a quorum. There were 1,673,380 common shares of the Corporation outstanding and entitled to vote on the Record Date. A majority of the outstanding common shares, or 836,691 common shares, must be present in person or by proxy at the Special Meeting to constitute a quorum.
          Broker/dealers who hold their customers’ common shares in “street name” may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters. However, without specific instructions from the customer who is the beneficial owner of such common shares, brokers may not vote such common shares on non-routine matters. Proxies submitted by broker/dealers which have not been voted on certain matters because they have not received specific instructions from their customers are referred to as “broker non-votes.”
          Both the proposal to adopt the amendment to Article FOURTH of the Corporation’s Articles to authorize the Corporation to issue up to 50,000 preferred shares and the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles, are “non-routine” matters. Therefore, a broker holding common shares for a beneficial owner in street name may vote on these proposals only if the beneficial owner has provided voting instructions.
          The following sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the two proposals:

Impact of Abstention and
Item	Vote Required	Broker Non-Votes, if any

Amendment to Article FOURTH of the Corporation’s Articles	Approval of two-thirds of the outstanding common shares	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal.

Broker non-vote will have the same effect as a vote “AGAINST” the proposal.

Adjournment of the Special Meeting	Approval of a majority of the common shares present in person or represented by proxy and entitled to vote at the Special Meeting.	Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal.

Broker non-vote will not count as a vote on the proposal and will not affect the outcome of the vote.
What is the recommendation of the Corporation’s Board?
          The Corporation’s Board recommends that each shareholder vote (1) “FOR” the adoption of the proposed amendment to Article FOURTH of the Corporation’s Articles to authorize the Corporation to issue up to 50,000 preferred shares and (2) “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles.
What will the consequences be if the proposed amendment to Article FOURTH of the Corporation’s Articles is not adopted?
          If the proposed amendment to Article FOURTH of the Corporation’s Articles to authorize the Corporation to issue up to 50,000 preferred shares is not adopted, the Corporation will not be able to participate in the SBLF. While the Corporation’s capital position is sound and above the minimums required to be considered well-capitalized under applicable regulatory guidelines, the Board believes it is advisable to take advantage of the SBLF to raise additional capital in a low-cost manner to ensure that the Corporation remains well-positioned to support its existing operations as well as anticipated future growth.
Who will pay the cost of soliciting proxies?
          The Corporation will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying Proxy Card, and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than any usage or access charges incurred if a shareholder appoints a proxy via the Internet or by telephone). The Corporation has retained Broadridge Financial Solutions, Inc. to assist in distributing its proxy materials for the Special Meeting. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by directors, officers, and/or employees of the Corporation and The Croghan Colonial Bank, by further mailing, by telephone, or by personal contact. The Corporation will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.
          The Corporation has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to aid in the solicitation of proxies for the Special Meeting. Morrow & Co., LLC will receive a base fee of $6,500, plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Special Meeting?
          If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Special Meeting, please call Kendall W. Rieman, Executive Vice President, Chief Financial Officer and Chief Operating Officer of The Croghan Colonial Bank and Vice President and Treasurer of the Corporation, at (419) 355-2222.
PROPOSAL 1
ADOPTION OF AMENDMENT TO ARTICLE FOURTH
OF THE AMENDED ARTICLES OF INCORPORATION TO AUTHORIZE
THE CORPORATION TO ISSUE UP TO 50,000 PREFERRED SHARES
General
          Under the Corporation’s existing Articles, the Corporation has authority to issue common shares but does not have the authority to issue preferred shares. If the shareholders adopt the proposed amendment to Article FOURTH of the Articles, the Corporation will be authorized to issue up to 50,000 preferred shares, each without par value. The Board will be authorized to provide for the issuance of one or more series of preferred shares and, in connection with the creation of any such series, to adopt one or more amendments to the Articles determining, in whole or in part, the express terms of any such series to the fullest extent permitted under Ohio law. As such, the preferred shares would be available for issuance without further action by the Corporation’s shareholders, except as may be required by applicable law or pursuant to the rules of any securities exchange on which the Corporation’s common shares are then listed.
Reasons for Adoption of the Proposed Amendment
          The primary objective of the proposed amendment to Article FOURTH of the Articles is to enable the Corporation to participate in the SBLF. On May 16, 2011, the Corporation submitted to Treasury an application to participate in the SBLF. The Corporation proposed in its application to sell up to $12,500,000 of senior preferred shares to Treasury, which amount represents 3.86% of the Corporation’s total consolidated risk-weighted assets of $323,932,000 as of March 31, 2011. The Corporation’s application was pending as of the date of this Proxy Statement.
          The Board believes it is advisable to take advantage of the SBLF to raise additional capital to ensure that the Corporation and its bank subsidiary, The Croghan Colonial Bank, remain well-positioned to support existing operations as well as anticipated future growth. Because the Corporation is not currently authorized under its Articles to issue the requisite senior preferred shares to Treasury, it is necessary for the Corporation to amend its Articles to authorize the issuance of preferred shares before it may participate in the SBLF. However, even if the proposed amendment to the Articles is adopted, there can be no assurance that Treasury will approve the Corporation’s participation in the SBLF or that the Corporation will ultimately proceed with such participation if approved by Treasury. Treasury’s approval of the Corporation’s application will not legally bind the Corporation to actually participate in the SBLF. As of the date of this Proxy Statement, however, it is the Corporation’s intention to participate in the SBLF if and when approved by Treasury.
          The Board also believes that authorizing the issuance of the preferred shares is advisable and in the best interests of the Corporation and the shareholders for several additional reasons. The authorization of the preferred shares would permit the Board to issue preferred shares without shareholder approval or delay and, thereby, provide the Corporation with maximum flexibility in structuring future acquisitions, capital-raising transactions, joint ventures, strategic alliances, and for other corporate purposes. The preferred shares would enable the Corporation to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares. The Board believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue preferred shares unless it is required to obtain shareholder approval for the transaction under applicable law or the rules of any securities exchange on which the Corporation’s common shares are then listed.
Terms of the SBLF
          The purpose of the SBLF is to provide capital and incentives to eligible financial institutions to increase small business lending throughout the communities they serve. The SBLF is a distinct and separate program from the Troubled Asset Relief Program (“TARP”) initiated by Treasury under the Emergency Economic Stabilization Act of 2008. As such, institutions receiving SBLF investments will not be treated as TARP participants.
          Under the SBLF, Treasury will purchase up to $30 billion of senior preferred shares on standardized terms from eligible financial institutions. These eligible financial institutions can generally apply to issue senior preferred shares to Treasury in aggregate amounts between 1% and 5% of the institution’s risk-weighted assets as reported in the institution’s most recent call report as of the date the institution submits its SBLF application.
          On May 16, 2011, the Corporation applied for an investment by Treasury of $12,500,000, representing 3.86% of the Corporation’s total consolidated risk-weighted assets of $323,932,000 as of March 31, 2011. The Corporation’s application was pending as of the date of this Proxy Statement. If the Corporation receives preliminary approval by Treasury to participate in the SBLF, the Corporation would then have to satisfy all requirements for participation and complete the issuance of the senior preferred shares to Treasury before receiving the capital investment.
          If the Corporation participates in the SBLF, Treasury would purchase from the Corporation senior perpetual noncumulative preferred shares with a liquidation preference of $1,000 per share (the “Senior Preferred Shares”). Based upon the $12,500,000 investment amount proposed in the Corporation’s SBLF application, the Corporation would issue 12,500 Senior Preferred Shares to Treasury. The Senior Preferred Shares would constitute Tier 1 capital and would rank senior to the Corporation’s common shares. As required under the SBLF, the Corporation would contribute at least 90% of the investment amount, or at least $11,250,000, to the Bank.
          Dividends. The Corporation would be required to pay noncumulative dividends on the Senior Preferred Shares quarterly in arrears. The rate of the dividend that the Corporation would pay for a given quarter would be based on the extent in which the Corporation’s qualified small business lending (“QSBL”) increased during such quarter over a baseline QSBL level equal to the quarterly average of the Corporation’s QSBL for the four quarters ending June 30, 2010 (the “QSBL Baseline”). Under the SBLF, “QSBL” is defined to include the following types of loans: (a) commercial and industrial loans; (b) owner-occupied nonfarm, nonresidential real estate loans; (c) loans to finance agricultural production and other loans to farmers; and (d) loans secured by farmland. Excluded from these types of loans, however, and therefore excluded from the calculation of QSBL, are (i) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million; (ii) loans to borrowers who have (or whose ultimate parent company has) more than $50 million in revenues during the most recent fiscal year ended as of the date of loan origination; (iii) the portion of any loans guaranteed by the U.S. Small Business Administration, any other U.S. Government agency or a U.S. Government-sponsored enterprise; and (iv) the portion of any loans for which the risk is assumed by a third party (e.g., the portion of loans that have been participated). The Corporation’s estimated QSBL Baseline is $84,838,000.
          For each of the first nine full calendar quarters after the Corporation receives the investment, the dividend that it must pay for such quarter will be adjusted depending upon the extent of the Corporation’s increase in QSBL for the applicable quarter over the QSBL Baseline. For example, if the Corporation’s QSBL in a quarter does not increase above the QSBL Baseline, then the dividend that the Corporation will have to pay for such quarter will be 5%. Whereas, if the Corporation’s QSBL for a quarter increased by 5% above the QSBL Baseline, then the dividend that the Corporation will have to pay for such quarter will be 3%. Dividend rates for the first nine full calendar quarters after the investment can never be greater than 5%, and can decrease to as low as 1%. The dividend rate that is in effect at the start of the tenth full calendar quarter after the investment will be the rate that the Corporation must pay until the end of the first 4.5 years after the investment; provided, however, that if in the ninth full calendar quarter after the investment the Corporation’s QSBL is not above the QSBL Baseline (i.e. if the dividend owed by the Corporation for the ninth full calendar quarter after the investment is 5%), then the dividend that the Corporation must pay will increase to 7% and will remain at such rate through the end of the first 4.5 years after the investment. After 4.5 years after the investment, the dividend rate will rise to and remain at 9% until all of the Senior Preferred Shares have been fully redeemed by the Corporation.
          If the Corporation were to miss any of its quarterly dividend payment obligations on the Senior Preferred Shares, then the Corporation would be required to provide written notice to Treasury stating the rationale of the Board’s decision for not declaring the dividend, and the Corporation would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding preferred shares or on any outstanding common shares. After the fourth missed dividend payment, whether or not consecutive, if the Corporation was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then the Board would be required to certify, in writing, that the Corporation used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the Board’s fiduciary obligations. Upon the fifth missed dividend payment, whether or not consecutive, Treasury would have the right to appoint a representative to serve as an observer on the Board, and such right would continue until the Corporation had made full dividend payments for four consecutive quarters thereafter. At no point, however, will Treasury have any right to actually appoint members to serve on the Board because the Corporation’s requested SBLF investment is not $25 million or more, which is the threshold under the SBLF that a recipient institution must cross before missed dividend payments can result in Treasury having the right to appoint members to the institution’s board of directors.
          Common Share Dividends and Repurchases. If the Corporation participates in the SBLF, the Corporation will still be permitted to declare and pay dividends to, or redeem or repurchase equity securities from, holders of common shares so long as the dollar amount of the Corporation’s Tier 1 capital after giving effect to such payment, redemption or repurchase would still be at least 90% (excluding any net charge-offs and redemptions to Treasury after the Corporation received the SBLF investment) of the amount of total Tier 1 capital that the Corporation had when it received the SBLF investment (the “Tier 1 Dividend Threshold”). During the period from the second anniversary of the capital investment until the day before the tenth anniversary, for every 1% increase in QSBL that the Corporation achieves above its QSBL Baseline, the Corporation’s Tier 1 Dividend Threshold will be decreased by a dollar amount equal to 10% of the amount of the original capital investment.
          Voting Rights. The Senior Preferred Shares would be non-voting shares except with respect to: (a) any authorization or issuance of shares ranking senior to the Senior Preferred Shares; (b) any amendment to the rights of the Senior Preferred Shares; or (c) any merger, exchange, dissolution or similar transaction which would affect the rights of the Senior Preferred Shares.
          Redemption. With prior regulatory approval, the Corporation would be able to redeem the Senior Preferred Shares and pay all accrued but unpaid dividends at any time after the investment is made. Redemptions must occur at 100% of the Senior Preferred Shares’ liquidation preference. Partial redemptions of Senior Preferred Shares will be permitted so long as in amounts equal to at least 25% of the number of originally issued Senior Preferred Shares, or 3,125 Senior Preferred Shares.
          No Transfer Restrictions. The Senior Preferred Shares would not be subject to transfer restrictions. Treasury will be permitted to transfer the Senior Preferred Shares to a third-party at any time. The Corporation may merge or sell all, or substantially all, of its assets (including the Senior Preferred Shares) so long as the rights of the Senior Preferred Shares and the obligations of the Corporation with respect thereto are assumed by the successor entity and equivalent securities are issued by the successor entity.
          No Conversion Rights. The Senior Preferred Shares would not be convertible into shares of any other class or series of stock of the Corporation.
          No Executive Compensation Restrictions. Treasury has not imposed any executive compensation restrictions or warrant obligations on participants in the SBLF.
          The foregoing description of the SBLF is based on the public information currently made available by Treasury regarding the SBLF and does not purport to be complete in all respects. Further, as of the date of this Proxy Statement,

Treasury has not made publicly available any of the definitive agreements that the Corporation would be required to execute to receive the SBLF investment or issue the Senior Preferred Shares.
Effects on the Rights of Common Shareholders
          The Corporation’s participation in the SBLF may dilute the interests of common shareholders by reducing the amount of net income available to common shareholders. The dividends paid on the Senior Preferred Shares will be deducted from net income when determining the Corporation’s earnings per common share. Please see “Pro Forma Effect on the Corporation’s Financial Statements” below for additional information.
          In addition, if the Corporation participates in the SBLF, the declaration and payment of dividends on, and repurchases of, common shares could be restricted under certain circumstances, as described above under the captions “—Terms of the SBLF—Dividends” and “—Terms of the SBLF—Common Share Dividends and Repurchases.”
          The actual effect of any other issuances of preferred shares upon the rights of holders of common shares cannot be stated until the Board determines the specific rights of any preferred shares. However, the effects might include, among other things, restricting dividends on the common shares, diluting the voting power of the common shares, reducing the market price of the common shares or impairing the liquidation rights of the common shares.
Potential Anti-Takeover Effect of Preferred Shares
          The proposed amendment to Article FOURTH of the Articles could have certain anti-takeover effects with respect to the Corporation. Specifically, the preferred shares could be issued so as to make it more difficult for a third party to acquire a majority of the Corporation’s outstanding voting stock or otherwise effect a change of control of the Corporation.
          Subject to the exercise of its fiduciary duties to the Corporation and its shareholders, the Board will not issue any preferred shares for any defensive or anti-takeover purpose or with features intended specifically to make any attempted acquisition of the Corporation more difficult. Instead, the Board intends to issue preferred shares only for the purpose of participating in the SBLF and facilitating acquisitions, joint ventures, strategic alliances and capital-raising transactions and for other corporate purposes which the Board determines to be in the best interests of the Corporation and its shareholders. The issuance of preferred shares in connection with these purposes could nonetheless have the effect of making an acquisition of the Corporation more difficult.
          The Corporation’s Regulations contain other provisions which could potentially make a change of control of the Corporation more difficult. In particular, the Corporation’s Regulations provide for the classification of the Board into three classes, so that each class of directors serves for three years, with one class being elected each year.
          Furthermore, certain Ohio laws will make a change in control of the Corporation more difficult, even if desired by the holders of a majority of the Corporation’s shares. Provided below is a summary of the Ohio anti-takeover statutes.
          Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

          An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:
•	a majority of the voting power of the corporation represented at the meeting either in person or by proxy; and

•	a majority of the voting power of the corporation represented at the meeting either in person or by proxy with the following excluded from such calculation:
o	the acquiring shareholder;

o	officers of the corporation elected or appointed by the directors of the corporation;

o	employees of the corporation who are also directors of the corporation; and

o	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.
          An Ohio corporation may opt-out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations. The Corporation has not adopted such an opt-out amendment to its Articles or Regulations as of the date of this Proxy Statement.
          Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.
          For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited (unless approved by the board of directors in the manner set forth in the preceding paragraph):
•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

•	the receipt of any other benefit that is not shared proportionately by all shareholders.
          After the three-year period, transactions between the corporation and the interested shareholder are permitted if:
•	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.
          An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation. The Corporation has not adopted such an opt-out amendment to its Articles as of the date of this Proxy Statement.
Pro Forma Effect on the Corporation’s Financial Statements
          The following table presents two sets of unaudited pro forma condensed financial data for the Corporation, including selected line items from our balance sheet as of March 31, 2011, an income statement as of December 31, 2010 on an actual basis, and on an adjusted pro forma basis. Included in the income statement presentation, we provide adjustments to our December 31, 2010 historical data as if the preferred stock proceeds were received on January 1, 2010. Included in the balance sheet presentation, we provide adjustments to our March 31, 2011 historical data as if the preferred stock proceeds were received on March 31, 2011. Under both scenarios described below, the pro forma statements assume the issuance of the full amount applied for under the SBLF as it has the most pronounced effect on the interests of the common shareholders.
          Pro Forma No. 1 presents selected unaudited financial data reflecting the estimated impact of the issuance of $12,500,000 in preferred stock to the Treasury which is invested in securities held for investment at a yield similar to the actual year-to-date yield earned on securities in 2010. Additionally, this pro forma assumes that the Corporation’s increase in QSBL from the QSBL baseline was less than 2.5%, which under the terms of the Treasury’s dividend rate schedule results in a 5% dividend rate. Under this pro forma, the effects of investing in securities at a lower yield than might result from investment in loans and the higher dividend rate on earnings available to common shareholders is dilutive to earnings per common share.
          Pro Forma No. 2 presents selected unaudited financial data reflecting the estimated impact of the issuance of $12,500,000 in preferred stock to the Treasury which is invested primarily in loans held for investment at a yield similar to the actual year-to-date yield earned on loans held for investment in 2010. Additionally, this pro forma assumes that the Corporation’s increase in QSBL from the QSBL baseline was sufficient to merit the lowest dividend rate of 1% under the terms of the Treasury’s dividend rate schedule. Under this pro forma scenario, the effects of investing in loans at a higher yield than might result from investment in securities and the lower preferred stock dividend rate, would provide earnings available to common shareholder accretive to earnings per common share.
          Whether the Corporation participates in the SBLF or not, our capital levels are expected to continue to exceed the minimum capital levels required for a well-capitalized financial institution.
          We have provided the pro forma financial data solely for the purpose of providing information that may be useful in evaluating the potential financial impact involved in issuance of preferred stock to the Treasury. The pro forma financial data may change materially under either of the scenarios based on the actual proceeds received from issuance of preferred stock, the timing and utilization of the proceeds and other factors not known at this time.

Croghan Bancshares, Inc.
CONSOLIDATED BALANCE SHEETS

		March 31,
	2011	2011	2011
	Actual	Pro Forma 1	Pro Forma 2
	(Dollars in thousands, except par value)
ASSETS
Cash and cash equivalents	$12,306	$12,306	$12,306

Securities
Available-for-sale, at fair value	157,961	170,461	157,961
Restricted stock	3,844	3,844	3,844

Total securities	161,805	174,305	161,805

Loans, net of allowance	286,351	286,351	298,851

Premises and equipment, net	6,470	6,470	6,470
Other assets	28,257	28,257	28,257

TOTAL ASSETS	$495,189	$507,689	$507,689

LIABILITIES

Total deposits	390,142	390,142	390,142

Short and long term borrowings	45,071	45,071	45,071

Other liabilities	2,532	2,532	2,532

Total liabilities	437,745	437,745	437,745

STOCKHOLDERS’ EQUITY

Preferred stock	0	12,500	12,500
Stockholder equity	57,444	57,444	57,444

Total stockholders’ equity	57,444	69,944	69,944

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$495,189	$507,689	$507,689

Book value per common share	$34.33	$34.33	$34.33

Capital Ratios
Total risk-based capital ratio	15.4%	19.1%	18.6%
Tier I risk-based capital ratio	14.2%	17.9%	17.3%
Leverage ratio	9.5%	11.7%	11.7%

Common equity to asset ratio	11.6%	11.3%	11.3%
Noteworthy adjustments indicated by BOLD type

Croghan Bancshares, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2010	2010	2010
	Actual	Pro Forma 1*	Pro Forma 2**
	(Dollars in thousands, except per share data)

INTEREST INCOME	$22,739	$23,203	$23,478

INTEREST EXPENSE	5,085	5,085	5,085

Net interest income	17,654	18,118	18,393

Provision for loan losses	1,675	1,675	1,675

Net interest income, after provision for loan losses	15,979	16,443	16,718

NON-INTEREST INCOME	3,780	3,780	3,780

NON-INTEREST EXPENSES	14,732	14,732	14,732

Income before federal income taxes	5,027	5,491	5,766

Federal income taxes	1,003	1,161	1,254

NET INCOME	$4,024	$4,330	$4,512

Dividends on preferred shares	0	625	125

Earnings available to common shares	$4,024	$3,705	$4,387

NET INCOME PER SHARE, based on 1,692,307 shares in 2010	$2.38	$2.19	$2.59

Net interest margin	4.01%	4.00%	4.06%

*	Assumes maximum dividend rate of 5%
**	Assumes minimum dividend rate of 1%
Dividends assumed for entire 12 month period
Noteworthy adjustments indicated by BOLD type

Proposed Amendment to Article FOURTH
          The full text of the proposed amendment to Article FOURTH of the Articles is attached to this Proxy Statement as Appendix A. If the proposed amendment is adopted, the Board would be authorized to issue up to 50,000 preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon the preferred shares, as may be adopted by the Board and set forth in one or more future amendments to Article FOURTH of the Articles that the proposed amendment to Article FOURTH would permit the Board to make without further shareholder action required. Notwithstanding the foregoing, the voting rights of any series of preferred shares issued by the Board may not be greater than the voting rights of the Corporation’s common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated by the Board for issuance to Treasury in order for the Corporation to participate in the SBLF.
          If the proposed amendment to Article FOURTH of the Articles is passed, the authority of the Board with respect to the authorized preferred shares would include, without limitation, the authority to determine or fix the following with respect to the preferred shares:
•	the division of the preferred shares into series and the designation and authorized number of preferred shares (up to the number of preferred shares authorized) in each series;

•	the dividend rate of the preferred shares and whether dividends are to be cumulative;

•	whether the preferred shares are to be redeemable, and, if so, whether redeemable for cash, property or other rights;

•	the liquidation rights and preferences to which the holders of preferred shares will be entitled;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•	whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of stock and the terms and conditions of the conversion or exchange;

•	the voting rights of the preferred shares, which may be full, limited or denied, except as otherwise required by law; provided that the voting rights of any series of preferred shares may not be greater than the voting rights of the Corporation’s common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the Treasury in order for the Corporation to participate in the SBLF;

•	the preemptive rights, if any, to which the holders of preferred shares will be entitled, and any limitations thereon;

•	whether the issuance of any additional preferred shares, or of any preferred shares in any series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions, with respect to the preferred shares or any series thereof.

          Except for the preferred shares contemplated to be issued to Treasury if the Corporation participates in the SBLF, the Corporation has no present intention or agreement to issue any of the preferred shares.
The Board of Directors recommends a vote “FOR” the adoption of the amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation to authorize the Corporation to issue up to 50,000 preferred shares.
PROPOSAL 2
ADJOURNMENT OF THE SPECIAL MEETING
          In the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles, the Corporation’s management may propose to adjourn the Special Meeting to a later date in order to permit the solicitation of additional proxies. Under Ohio law, no notice of an adjourned meeting need be given to you if the date, time and place of the adjourned meeting are fixed and announced at the Special Meeting.
          In order to permit proxies that have been received by the Corporation at the time of the Special Meeting to be voted for an adjournment, if necessary, the Corporation has submitted the proposal to adjourn the Special Meeting to you as a separate matter for your consideration.
               In this proposal, the Corporation is asking you to authorize the holder of any proxy solicited by its Board to vote in favor of adjourning the Special Meeting and any later adjournments. If the Corporation’s shareholders approve the proposal to adjourn the Special Meeting, the Corporation could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend Article FOURTH of the Corporation’s Articles, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Article FOURTH of the Corporation’s Articles. As a result, even if proxies representing a sufficient number of votes against the proposal to amend Article FOURTH of the Corporation’s Articles have been received, the Corporation could adjourn the Special Meeting without a vote on the proposal to amend Article FOURTH of the Corporation’s Articles and seek to convince shareholders to change their votes to votes in favor of the adoption of the amendment to Article FOURTH of the Corporation’s Articles.
          The proposal to adjourn the Special Meeting must be approved by the holders of a majority of the common shares of the Corporation present in person or by properly executed proxy and entitled to vote at the Special Meeting.
          The Corporation’s Board believes that if the number of common shares present or represented at the Special Meeting and voting in favor of the proposal to adopt the amendment to Article FOURTH of the Corporation’s Articles is insufficient to adopt the amendment, it is in the best interests of the shareholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the proposed amendment.
The Board of Directors recommends a vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          As of the Record Date, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Corporation.
          As of the Record Date, the following sets forth certain information concerning the beneficial ownership of common shares by each director of the Corporation, by each of the named executive officers of the Corporation, and by all current executive officers and directors of the Corporation as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership (1)	Class (2)
Jodi A. Albright	155	(3)
Michael D. Allen Sr.	4,800	(3)
James E. Bowlus (4)	31,091	1.86%
Thomas J. Elder Jr.	193	(3)
James R. Faist (5)	1,200	(3)
Claire F. Johansen	3,016	(3)
Stephen A. Kemper	12,719	(3)
Daniel W. Lease (6)	4,250	(3)
Barry F. Luse (7)	4,085	(3)
Thomas W. McLaughlin	4,200	(3)
Allan E. Mehlow	3,637	(3)
Kendall W. Rieman	2,425	(3)
Rick M. Robertson	1,000	(3)
Gary L. Zimmerman	840	(3)

All current executive officers and directors as a group (14 persons)	73,611	4.40%

(1)	Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares and none of the common shares are pledged as security. The mailing address of each of the current executive officers and directors of the Corporation is 323 Croghan Street, Fremont, Ohio 43420.

(2)	The percent of class is based upon 1,673,380 common shares of the Corporation outstanding on the Record Date.

(3)	Reflects ownership of less than 1% of the outstanding common shares of the Corporation.

(4)	Includes 300 shares owned by Mr. Bowlus’ wife, as to which she exercises sole voting and investment power.

(5)	All shares are held in a trust for which Mr. Faist and his wife are co-trustees and as to which they exercise shared voting and investment power.

(6)	Includes 3,600 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.

(7)	Includes 130 shares owned by Mr. Luse’s wife, as to which she exercises sole voting and investment power, and 160 shares owned jointly by Mr. Luse and his wife, as to which they exercise shared voting and investment power.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
          Any qualified shareholder who desires to present a proposal for consideration at the 2012 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Corporation. To be eligible for inclusion in the Corporation’s notice of meeting, proxy statement and proxy card relating to the 2012 Annual Meeting, a proposal must be received by the Secretary of the Corporation no later than November 29, 2011. Upon receipt of a shareholder proposal, the Corporation will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC rules.
          The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2012 Annual Meeting and does not notify the Secretary of the Corporation of the proposal on or before February 12, 2012, the proxies solicited by the Board for use at the 2012 Annual Meeting may be voted on the proposal in the event it is presented at the meeting, without any discussion of the proposal in the Corporation’s proxy materials.
OTHER MATTERS
          As of the date of this Proxy Statement, the Board knows of no other business to be presented for action by the shareholders at the Special Meeting other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Special Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy card may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.
          YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

By Order of the Board of Directors,

Rick M. Robertson
June 29, 2011	President and Chief Executive Officer

Appendix A
          Article FOURTH shall be amended and restated in its entirety as follows:
          FOURTH: The authorized number of shares of the Corporation shall be Six Million Fifty Thousand (6,050,000), consisting of Six Million (6,000,000) common shares, par value $12.50 per share (the “common shares”), and Fifty Thousand (50,000) preferred shares, each without par value (the “preferred shares”).
The directors of the Corporation are hereby authorized to provide for the issuance of, and to issue, one or more series of preferred shares and, in connection with the creation of any such series, to adopt an amendment or amendments to the Articles of the Corporation determining, in whole or in part, the express terms of any such series to the fullest extent now or hereafter permitted under Ohio law, including, but not limited to, determining: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof. Notwithstanding the foregoing, in no event shall the voting rights of any series of preferred shares be greater than the voting rights of the common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the United States Department of the Treasury under the Small Business Lending Fund instituted under the U.S. Small Business Jobs Act of 2010. In the event that at any time the directors of the Corporation shall have established and designated one or more series of preferred shares consisting of a number of shares which constitutes less than all of the authorized number of preferred shares, the remaining authorized preferred shares shall be deemed to be shares of an undesignated series of preferred shares until designated by the directors of the Corporation as being part of a series previously established or a new series then being established by the directors. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred shares then outstanding, the amendment providing for issuance of any series of preferred shares may provide that such series shall be superior or rank equally or be junior to the preferred shares of any other series to the extent permitted by Ohio law.

CROGHAN BANCSHARES, INC.
323 CROGHAN STREET
FREMONT, OH 43420

PRELIMINARY COPY
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THIS  PROXY  CARD  IS  VALID  ONLY  WHEN   SIGNED  AND  DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1	To adopt the proposed amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation to authorize the Corporation to issue up to 50,000 preferred shares.	☐	☐	☐

2	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Amended Articles of Incorporation to authorize the Corporation to issue up to 50,000 preferred shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

REVOCABLE PROXY
CROGHAN BANCSHARES, INC.
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 9, 2011.
This Proxy is solicited on behalf of the Board of Directors of Croghan Bancshares, Inc.
The undersigned, having received notice of the Special Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 11:00 a.m., local time, on Tuesday, August 9, 2011, hereby designates and appoints Michael D. Allen Sr., James R. Faist, and Allan E. Mehlow, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Special Meeting
THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IF PERMITTED BY APPLICABLE LAW, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IF PERMITTED BY APPLICABLE LAW, AT THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.
The undersigned hereby revokes any Proxy previously given to vote such shares at the Special Meeting. The Proxy may be revoked by delivering a signed revocation to the Corporation at any time prior to the Special Meeting, by submitting a later-dated Proxy Card, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Special Meeting.
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.